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                        Consent of Anders, Minkler & Diehl LLP


We consent to the reference of our firm under the caption "Experts" in the Registration Statement (Form S-3) of Apartment Investment and Management Company (AIMCO) and to the incorporation by reference therein of our report(s) dated February 3, 6, 9, 11, 14, 15 and 20, 1995 with respect to the financial statements of:

    Pershing Waterman Phase I     (DB I)         Caroline Associates I
    PW III Associates             (DB II)        Columbus Square Associates I
    PW IV Associates              (DB III)       Columbus Square Associates II
    PW V Associates               (DB IV)        Savoy Court Associates
    PW VI Associates              (DB V)         Wigar, Ltd. (Winter Garden)

as of and for the year ended December 31, 1994, incorporated by reference in AIMCO's Current Report on Form 8-K dated April 16, 1997, as amended, filed with the Securities and Exchange Commission.




/s/ Anders, Minkler & Diehl LLP

St. Louis, Missouri
April 28, 1997